UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2018

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Congress Avenue, Suite 2000, Austin, TX		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 370-4081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01: Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

On May 9, 2018, Genprex, Inc. (the “Company”) issued an aggregate of 828,500 shares of its common stock (the “Shares”) and warrants to purchase up to 621,376 shares of the Company’s common stock with an initial exercise price equal to $15.62 per share (the “Warrants”), in a private placement (the “Private Placement”) in accordance with a securities purchase agreement (the “Purchase Agreement”) entered into with certain institutional and accredited investors (collectively, the “Purchasers”) on March 6, 2018.

The Warrants are exercisable on the earlier of 6 months from the issuance date or the date of effectiveness of the registration statement registering the underlying shares for resale, in each case subject to certain ownership limitations, and expire 5 years from such date.

Unless waived by investors holding at least 50.1% of the shares purchased in the private placement, the Company is obligated to seek shareholder approval of the issuance of the shares issuable in the private placement no later than 60 days after the date of the purchase agreement, and it will schedule a meeting of its shareholders for that purpose

The per share purchase price and warrant exercise price will automatically be adjusted lower, if applicable, to 85 percent with respect to the purchase price of the Shares and 110 percent with respect to the exercise price of the Warrants, of the lowest of the volume weighted average daily prices on the three trading days after the date that (i) a registration statement covering the resale of the securities issued in the transaction is declared effective by the SEC and (ii) the Company's shareholders approve the private placement transaction. If all the shares issuable pursuant to the Purchase Agreement are not included in the registration statement, another similar adjustment to the per share purchase price and Warrant exercise price will occur on the date that such shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Following any adjustment to the Warrant exercise price, the number of shares that may be issued pursuant to a Warrant will be proportionately increased. In no event will the purchase price or the Warrant exercise price be less than $4.25 per share.

The aggregate gross proceeds received by the Company for the Private Placement is approximately $10 million. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The issuance of the securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC by May 21, 2018 for purposes of registering the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants. The Company also agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC by June 25, 2018 (July 10, 2018 in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Voting Agreement

For the benefit of the Purchasers, certain stockholders of the Company, owning approximately 62% of the outstanding number of Common Stock, have entered into voting agreements, pursuant to which such stockholders will agree to vote all shares of Common Stock owned by them in favor of the Private Placement.

Engagement Letter

The Company also entered into an engagement letter (the “Engagement Letter”) on April 27, 2018 with Maxim Group, LLC (“Maxim”), pursuant to which Maxim agreed to serve as exclusive placement agent for the issuance and sale of the securities in the Private Placement. The Company agreed to pay Maxim an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transaction plus expenses. The Engagement Letter has a six-month tail (limited to specific identified investors), indemnity and other customary provisions for transactions of this nature. Network 1 Financial Securities, Inc. served as an advisor to the transaction.

The foregoing description of the Private Placement and the Purchase Agreement, the Warrants and the Registration Rights Agreement is qualified in its entirety by reference to the Purchase Agreement, the form of Warrant, and the form of Registration Rights Agreement, which are filed hereto as Exhibits 10.1, 4.1, and 10.2 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Private Placement, the issuance of the Shares and the Warrants included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On May 7, 2018, the Company issued a press release announcing the execution of the Purchase Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Securities Purchase Agreement dated as of May 6, 2018, between Genprex, Inc. and the purchasers named on the signature pages thereto
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by Genprex, Inc. on May 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: May 10, 2018	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)